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                                                                    Exhibit 10.7
                                                                    ------------

                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement"), dated this 16th day of October 2001, is entered into by and between David I. Perl ("Perl") and ProsoftTraining.com ("Company").

WHEREAS: Perl has an employment agreement with the Company with an effective date of February 1, 2000.

WHEREAS: The Company and Perl wish to terminate that employment agreement in order to allow the Company to reduce expenses effective October 31, 2001. The reason for the separation is not for "cause" as defined in the employment agreement.

WHEREAS: As part of the employment agreement Perl has he is entitled to thirty days notice of termination and a cash settlement.

WHEREAS: Perl is entitled upon termination of his status of employment to immediate vesting of all unvested options to purchase common stock of the Company.

WHEREAS: Perl is entitled to other remedies under the employment contract.

WHEREAS: The parties wish to enter into an agreement to alter and modify the remedies and compensation due to Perl on termination of the employment agreement and to create new rights and remedies including a Consultant Agreement

WHEREAS: The parties wish to memorialize the agreed terms and obligations on Separation.

         NOW THEREFORE, in consideration of the payments set forth below and the mutual promises contained herein, the parties agree as follows:

         1.   Payment of Salary and Vacation. The Company agrees to pay to Perl
              ------------------------------
              all wages due through the last day of employment, including accrued and unused vacation time.


         2.   Payment of Settlement. In addition, and in consideration for this
              ---------------------
              Agreement, the Company agrees to pay Perl separation benefits consisting of cash compensation of $173,500, payable 50% on January 2, 2002, 35% on February 1, 2002, and 15% on May 1, 2001.
              The Company will also pay additional compensation consisting of Common Stock of ProsoftTraining.com (NASDAQ, POSO) equaling $100,000 worth of stock issued on the date this agreement is executed. The Company agrees to pay all taxes resulting from the issuance of the securities. The issuance of the Stock is subject to a resolution from the Board of Directors of the Company authorizing the issuance of shares of stock as part of this settlement.

         3.   Registration of Stock Securities. The Company shall prepare and
              --------------------------------
              file a registration statement covering the Stock Securities issued to Perl as set forth in section 2 above, and shall use its best efforts to cause each such registration statement to become and remain effective prior to January 11, 2002, and in any event the Company agrees to register such shares in the next registration statement issued by the Company.

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         4.   Lock up of stock, and terms under which Stock Options may be
              ------------------------------------------------------------
              exercised. Perl agrees that he shall limit his sale of any of the
              ---------
              common stock issued as set forth in section 2 above so as to sell no more than 20% of the total amount of stock granted in any one calendar month. Perl shall have an affirmative obligation to notify the Company within ten (10) days of having sold any stock. Perl agrees that he shall not exercise and sell more than 10% of the total vested options as set forth in section 7 below in any one calendar month during the first twelve months following the effective date of this Agreement, and no more than 20% of the total vested options in any one calendar month during the thirteenth through eighteenth months following the effective date of this Agreement. This provision shall be of no further effect after the eighteenth month following the effective date of this Agreement or if there has been a change of control of the Company as defined in the Consultant Agreement. In addition if the Company terminates the Consultant Agreement referenced herein this provision shall be of no further effect, nothing herein however shall be construed to release Perl from these restrictions on the sale of stock and the exercise of options if he terminates the Consultant Agreement. Vested options which expire during the term of this Agreement shall be exempt from the provisions of the lock-up in this section 4 beginning thirty (30) days prior to scheduled expiration of said options.

         5.   Unpaid Expenses. The Company agrees to pay Perl all business
              ---------------
              expenses incurred by Perl during his employment for which he is entitled.


         6.   Consultant Agreement. As further consideration, the Company agrees
              --------------------
              to enter into a consulting agreement with Perl for two years, commencing November 1, 2001, in a form substantially similar to the draft agreement attached hereto as Exhibit "A".


         7.   Vesting of Rights to Purchase Common Stock of the Company. The
              ---------------------------------------------------------
              Company agrees that Perl has either previously vested, or vested as a consequence of the termination of the employment agreement the following options: 110,000 options (which is the net of the original grants less options exercised) granted on October 23, 1998 at a strike price of $1.15, 75,000 options granted on July 2, 1999 at a strike price of $2.25, and 200,000 options granted on June 15, 2001 at a strike price of $1.25. Perl as part of this settlement agrees to waive and disclaim any interest whatsoever to the following options, which are also vested: 36,000 options granted on April 17, 2000 at a strike price of $11.00 and 164,000 options granted on November 28, 2000 at a strike price of $8.81. Perl further disclaims and releases any rights he may have to any additional options awarded to him by the Compensation Committee on June 15, 2001. The Company agrees that it will treat the vested options, which Perl has with the most favorable treatment it gives to current employees or Directors, provided however this shall only apply if such treatment shall have a non-material impact on the Profit and Loss for the Company.


         8.   Insurance Benefits. The Company agrees to continue to provide to
              ------------------
              Perl the same PPO (Health) and DMO (Dental) insurance, which is provided to current employees for a period not to exceed two years. Perl will pay the then current standard employee contribution for said insurance. The Company shall not be obligated to provide insurance once Perl has accepted full time employment and is eligible for coverage under a policy that is substantially similar under that employer's policy.


         9.   Computer Equipment. Company is to transfer title to the Laptop
              ------------------
              Computer and associated equipment and software, which Perl is currently using as an employee of the Company.


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         10.  Outplacement Assistance. Company agrees to pay Outplacement
              -----------------------
              Assistance, which Perl may request in an amount not to exceed $2,000.00. Such fee(s) shall be paid directly to the provider(s).


         11.  General Release. In consideration of the above payments by Company
              ---------------
              and other valuable consideration, Perl for himself and his heirs, assigns, and personal representatives agree upon payment of all consideration required herein to forever waive and release any and all claims, demands, rights, causes of action, or grievances of any kind or character which he may have accrued pursuant to common law, federal law, state laws including without limitation any and all anti-discrimination statutes, laws and ordinances, and local laws and regulations. Perl realizes there are many laws and regulations prohibiting employment discrimination pursuant to which he may have rights or claims. These include Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; The Americans with Disabilities Act, as amended; the National Labor Relations Act, as amended; 42 U.S. C. 1981; and the state human rights laws. Perl also understands that there are other statutes and laws of contract and tort otherwise related to his employment. Perl intends to waive and release any rights he may have under these other laws. Said release shall run to and be in favor of, and shall forever protect Company, and its parent and subsidiaries, as well as all officers, directors, and agents of Company and its parent and subsidiaries. Said release shall be a general full and complete waiver and shall be applicable to any and all such claims, demands, rights, wages, benefits, employment, causes of action, or grievances, whether claims for psychic injuries or any other injuries, which may be brought before an administrative agency, a court, a tribunal, an arbitrator, or otherwise, whether in law or equity, contract, or tort, and which are related, directly or indirectly, to Perl's employment or the termination of employment with Company. In turn, Company hereby releases Perl, as well as his heirs, assigns, and personal representatives, from any and all claims, which are related, directly or indirectly, to Perl's employment. A copy of the Mutual General Release is attached hereto as Exhibit "B". The Release shall not be deemed to be effective against Perl if the Company fails to make the payments due hereunder.


         12.  Disparagement. Each party agrees not to defame or in any way
              -------------
              disparage the other. Perl agrees not to engage in any activities which may be detrimental, directly or indirectly, to the interests of Company, whether such interests be property, reputation, or otherwise.


         13.  Confidential Information. Perl acknowledges that during the term
              ------------------------
              of his employment with Company, Company disclosed confidential information to Perl, which Company deems to be valuable and proprietary. "Confidential information" as used herein shall mean any information of or about Company (or Company's clients or customers, or the customers' or any vendors), which has been disclosed to Perl or made available to him, which is not publicly available and which is maintained by Company in confidence. Confidential Information shall include information of or about Company in both oral and written form, which is maintained by Company in confidence including, but not limited to, information about Company's finances, personnel, products, clients, or strategic plans. Perl agrees not to make public or disclose any Confidential Information, except as expressly permitted in writing by Company. Perl agrees that in the event of any violation or threatened violation of this Agreement, monetary damages would provide an inadequate remedy so that Perl agrees, in addition to all other rights provided by law, that Company shall have the right to seek an injunction or equivalent remedy issued against the Perl to prevent violations or further violations of this provision. This provision shall not be binding on Perl in the event the Company publicly discloses, or this information becomes public other than by disclosure by Perl.


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         14.  Non-Competition Covenant Not to Compete. In consideration for the
              ---------------------------------------
              payments to be made under this Agreement, and for the consideration contained in the Consultant Agreement, Perl shall, for the lesser of (a) two years from the effective date of this Agreement, or (b) for 60 days after the termination of the Consultant Agreement by the Company without cause, either alone or in conjunction with any other person, refrain from directly or indirectly through its present or future affiliates:

                                    (i)   Employing, engaging or seeking to
                  employ or engage any person who within the prior twenty-four
                  (24) months had been an officer or employee of the Company, unless said employee was involuntarily separated from the Company.

                                    (ii)  Causing or attempting to cause (A) any
                  client, customer or supplier of the Company to terminate or materially reduce its business with the Company, or (B) any officer, employee or consultant of the Company to resign or sever a relationship with the Company;

                                    (iii) Disclosing (unless compelled by
                  judicial or administrative process) or using any confidential or secret information relating to the Company or any of their respective clients, customers or suppliers;

                                    (iv)  Participating or engaging in (other
                  than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any person participating or engaged in, any of the lines of business in which the Company is participating or engaged on the date of termination in any jurisdiction in which the Company participates or engages in such line of business on the date of termination.

              The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

              The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section would be inadequate, and Employee hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

              The Company and the Employee acknowledge that the foregoing restrictive covenants in this Section 14 are essential elements of this Agreement and that, but for the agreement of the Employee to comply with those covenants, the Company would not have agreed to enter into this Agreement. The covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement.

         15.  Confidentiality. Perl represents and agrees that he will keep the
              ---------------
              terms, amount and facts of this Agreement completely confidential, and that he will not hereinafter disclose any information relating to this Separation Agreement to anyone, including but not limited to, any past, present or prospective

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              employee of the Company, the media, or anyone else, unless such information has previously been made public by the Company.

         16.  Agreement to Provide Litigation Assistance. Perl agrees that he
              ------------------------------------------
              shall on reasonable notice provide information and assistance necessary regarding any litigation the Company may be or is potentially involved with; this obligation shall survive both the term of this agreement and the Consultant Agreement.

         17.  Miscellaneous.
              -------------

                a. Perl is advised to consult with an attorney prior to executing this Agreement, and Perl acknowledges that he has had an opportunity to do so.

                b. Perl may revoke this Agreement at any time within seven (7) days following his execution of this Agreement. This Agreement shall not become effective or enforceable until that revocation period has expired; In order to cancel or revoke this Agreement, Perl must deliver to the Director of Human Resources at ProsoftTraining.com a signed letter or other written notice stating that he/she is canceling or revoking this Agreement.

                c. This Agreement constitutes the sole agreement between the parties and supersedes any and all understandings and agreements made prior hereto. There are no other understandings, representations or agreements between the parties other than those as contained or referenced herein.

                d. It is understood and agreed that the execution of this Agreement is not to be construed as an admission of any liability on the part of Company; the Company specifically disclaims any wrongdoing of any part or any nature with respect to Perl.

                e. This Agreement and each of its provisions are binding upon, and inure to the benefit of the parties as well as their respective heirs, executors, administrators, successors and/or assigns.

                f. All agreements and covenants contained herein are severable. In the event that any of them are held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreement or covenants were not contained herein.

                g. In the event that any action is filed in relation to this Agreement or to the employment relationship between the parties, the prevailing party is entitled to recover all costs and expenses, including reasonable attorneys' fees and expert witness fees, from the other party.

                h. This Agreement shall be construed under and governed by the state law in which Perl resides, Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                David I. Perl

                                        5

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                  __________________________________________________


                  Date:  ___________________________________________



                  "Company"
                  ProsoftTraining.com


                  By:    ___________________________________________

                  Printed or Typed Name:____________________________

                  Date:  ___________________________________________


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